Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
 Douglas L. Cox
EVP & Chief Financial Officer
Opinion Research Corporation
(609) 452-5274

Opinion Research Corporation Postpones
Pricing of Common Stock Offering

PRINCETON, New Jersey — May 11, 2005 — Opinion Research Corporation (NASDAQ: ORCI) today announced that it has postponed pricing of its previously announced registered public offering of common stock due to market conditions.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy these securities.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services, teleservices and consulting. The company is a pioneering leader in the science of market and social research, and has built a worldwide data-collection network. Further information is available at http://www.opinionresearch.com.

Safe Harbor Statement

This press release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and therefore actual results may materially differ. The company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the company.